Exhibit 10.7

Execution Version

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT (this “Agreement”), is made and entered into as of the Closing Date (as defined below), but is effective as of 11:58 p.m. on November 30, 2017 (the “Effective Time”), by and among BG US PRODUCTION COMPANY, LLC, a Delaware limited liability company (“BG”), BG NORTH AMERICA, LLC, a Delaware limited liability company (“BGNA”), BG PRODUCTION COMPANY (PA), LLC, a Delaware limited liability company (“BGPA”), BG PRODUCTION COMPANY (WV), LLC, a Delaware limited liability company (“BGWV”), EXCO RESOURCES, INC., a Texas corporation (“EXCO Parent”), EXCO HOLDING (PA), INC., a Delaware corporation (“EXCO”), EXCO RESOURCES (PA), LLC, a Delaware limited liability company (“Operator”), EXCO PRODUCTION COMPANY (PA), LLC, a Delaware limited liability company (“EXCOPA”), EXCO PRODUCTION COMPANY (WV), LLC, a Delaware limited liability company (“EXCOWV”), EXCO OPERATING COMPANY, LP, a Delaware limited partnership (“EOC”), and EXCO APPALACHIA MIDSTREAM, LLC, f/k/a Appalachia Midstream, LLC, a Delaware limited liability company (“Midstream”). Each of BG, BGNA, BGPA, BGWV, EXCO Parent, EXCO, Operator, EXCOPA, EXCOWV, EOC and Midstream is sometimes referred to herein individually as a “Terminating Party” and collectively as the “Terminating Parties.”

RECITALS

WHEREAS, SWEPI LP, a Delaware limited partnership (“SWEPI”), and certain of the Terminating Parties have entered into that certain Settlement Agreement and Mutual Release, dated as of the Closing Date (the “Settlement Agreement”); and

WHEREAS, pursuant to the terms of the Settlement Agreement, each Terminating Party desires to terminate, and considers fulfilled any and all obligations and liabilities under, each of its Applicable Terminated Agreements (as defined below), effective as of the Effective Time, by entering into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Terminating Parties hereby agree as follows:

1. Definitions. The following capitalized terms shall have the following meanings:

“Affiliate” or “Affiliates” mean, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise.

“Applicable Terminated Agreements” means, with respect to any Terminating Party, the Terminated Agreements to which such Terminating Party is a party.

“BG-Midstream Secondment Agreement” means that certain Secondment Agreement, dated as of June 1, 2010, by and between BG and Midstream, as amended from time to time.

“BG-Midstream Services Agreement” means that certain Services Agreement, dated as of June 1, 2010, by and between BG and Midstream, as amended from time to time.

“BG-Operator Secondment Agreement” means that certain Amended and Restated Secondment Agreement, dated as of October 14, 2014, by and among BG, EOC and Operator, as amended from time to time.

“BG-Operator Services Agreement” means that certain Services Agreement, dated as of June 1, 2010, by and between BGNA and Operator, as amended from time to time.

“BGNA Guaranty” means that certain guaranty of BGNA in favor of EXCOPA, EXCOWV, Operator and EXCO pursuant to that certain Guaranty, dated as of June 1, 2010, as amended from time to time.

“Closing Date” has the meaning set forth in that certain Agreement Regarding Settlement by and among SWEPI and certain of the Terminating Parties and/or their Affiliates.

“Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the term “Controlled” has a correlative meaning.

“EXCO Parent Guaranty” means that certain guaranty of EXCO Parent in favor of BGPA, BGWV, Operator and BG pursuant to that certain Guaranty, dated as of June 1, 2010, as amended from time to time.

“EXCO Performance Guaranty” means that certain guaranty of EXCO Parent in favor of BG pursuant to that certain Performance Guaranty, dated as of May 9, 2010, as amended from time to time.

“Governmental Authority” means any federal, state, county, municipal or local government or any regulatory or administrative agency, department, division, commission, court or arbitral body, or other similar recognized organization or body of any federal, state, tribal, municipal, or local governmental authority or of any foreign government or other similar recognized organization or body exercising similar powers or authority.

“JDA” means that certain Joint Development Agreement, dated as of June 1, 2010, by and among BGPA, BGWV, EXCOPA, EXCOWV and Operator, as amended from time to time, including pursuant to that certain Amendment to the Joint Development Agreement (Appalachia), dated as of October 14, 2014.

“Law” means any applicable statute, writ, law, common law, rule, regulation, ordinance, Order, or determination of a Governmental Authority, or any requirement under the common law.

“Letter Agreement” means that certain JV Letter Agreement, dated as of October 14, 2014, by and among BG, Operator and EOC, as amended from time to time.

“Order” means any order, writ, injunction, decree, award, judgment, ruling, compliance or consent order or decree, settlement agreement, or similar binding legal agreement issued by or entered into with a Governmental Authority.

“Original MITA” means that certain Membership Interest Transfer Agreement, dated as of May 9, 2010, by and between EXCO and BG, as amended from time to time, including pursuant to that certain First Amendment to Purchase and Sale Agreement, dated as of June 1, 2010.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Terminated Agreements” means, collectively, the BG-Midstream Secondment Agreement, the BG-Operator Secondment Agreement, the BG-Midstream Services Agreement, the BG-Operator Services Agreement, the BGNA Guaranty, the EXCO Parent Guaranty, the EXCO Performance Guaranty, the JDA, the Letter Agreement and the Original MITA.

2. Termination. Each Terminating Party hereby terminates, effective as of the Effective Time, its Applicable Terminated Agreements. Each Terminating Party hereby acknowledges and agrees that from and after such termination of such Applicable Terminated Agreement contemplated by this Section 2, each of such Applicable Terminated Agreements shall be of no further force or effect and, notwithstanding anything to the contrary in any Applicable Terminated Agreement, no provisions of such Applicable Terminated Agreement shall survive the termination of such Applicable Terminated Agreement contemplated by this Section 2; provided that (a) the BG-Operator Secondment Agreement shall be terminated only to the extent that such agreement applies to the Appalachian Area (as defined in the BG-Operator Secondment Agreement) and shall remain in full force and effect as such agreement applies to the East Texas/North Louisiana Area (as defined in the BG-Operator Secondment Agreement), (b) any Joint Development Operating Agreement (as defined in the JDA) entered into pursuant to the terms of the JDA by any Terminating Party or any joint operating agreements entered into by any Terminating Party and any third party shall, for the avoidance of doubt, not be deemed to be a “Terminated Agreement” and shall not be terminated pursuant to this Section 2 and (c) the Joint Development Operating Agreement (as defined in the JDA) shall survive and apply to the Subject Oil and Gas Assets (as defined in the JDA) of BGPA, BGWV, EXCOPA, EXCOWV and Operator to the extent a Joint Development Operating Agreement or another joint operating agreement does not burden such Subject Oil and Gas Assets (as defined in the JDA). Each Terminating Party hereby waives any and all requirements contained in its Applicable Terminated Agreements that may restrict or limit the rights of such Terminating Party to terminate such Applicable Terminated Agreements to the extent contemplated by this Section 2.

3. Release. Subject to, and without limiting, Section 2, each Terminating Party, on behalf of itself and its Affiliates, agrees that all obligations and liabilities of the other Terminating Parties (and their Affiliates) under such Terminating Party’s Applicable Terminated Agreements shall be deemed satisfied, and that any and all claims, liabilities, causes of action and/or obligations relating thereto, regardless of when such claims, liabilities, causes of action and/or obligations arose, shall be released effective as of the Effective Time.

4. Release of BG Parent Guaranty. Subject to, and without limiting, Section 2, each of EXCO, EXCOPA and EXCOWV, as beneficiaries, hereby releases BG Energy Holdings Limited, as guarantor of any and all of its payment obligation under the Guaranty, dated as of May 9, 2010 (as amended).

5. Termination of Tax Partnership. BG, BGNA, BGPA and BGWV acknowledge and agree, on their own behalf and on behalf of their Affiliates, that, pursuant to Section 2.3 of the Tax Partnership Agreement, dated as of June 1, 2010 (as amended), by and among BGPA, BGWV, EXCOPA, EXCOWV, BG, EXCO, Operator and BG LNG Services, LLC, as a result of the transactions contemplated herein, the partnership for U.S. federal income tax purposes formed in connection with entry into the JDA shall cease to exist effective as of the Effective Time.

6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or other electronic copies hereof or signature hereon shall, for all purposes, be deemed originals.

7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Terminating Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Terminating Parties to the greatest extent legally permissible in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

8. Governing Law; Dispute Resolution.

a. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

b. The sole and exclusive forum for any disputes arising out of or relating to this Agreement, including, but not limited to, any disputes involving questions of breach, termination, or validity of this Agreement, shall be finally resolved by arbitration in Houston, Texas. The arbitration shall be conducted in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration (“CPR”) Rules. The CPR is the appointing authority. The resulting arbitral award shall be final and binding without right of appeal, and judgment upon such award may be entered in any court having jurisdiction thereof.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Terminating Parties has executed this Agreement to be effective for all purposes as of the Effective Time.

BG:		BGPA:

BG US PRODUCTION COMPANY, LLC		BG PRODUCTION COMPANY (PA), LLC

By:	/s/ Michael Larimer	By:	/s/ Michael Larimer
Name:	Michael Larimer	Name:	Michael Larimer
Title:	VP Operations	Title:	VP Operations

BGNA:		BGWV:

BG NORTH AMERICA, LLC		BG PRODUCTION COMPANY (WV), LLC

By:	/s/ Deforester Jones	By:	/s/ Michael Larimer
Name:	Deforester Jones	Name:	Michael Larimer
Title:	Vice President & Controller	Title:	VP Operations

[Signature Page to Termination and Release Agreement]

EXCO PARENT:		OPERATOR:

EXCO RESOURCES, INC.		EXCO RESOURCES (PA), LLC

By:	/s/ Harold L. Hickey	By:	/s/ Harold L. Hickey
Name:	Harold L. Hickey	Name:	Harold L. Hickey
Title:	Chief Executive Officer & President	Title:	President & Chief Executive Officer

EXCO:		MIDSTREAM:

EXCO HOLDING (PA), INC.		EXCO APPALACHIA MIDSTREAM, LLC

By:	/s/ Harold L. Hickey	By:	/s/ Harold L. Hickey
Name:	Harold L. Hickey	Name:	Harold L. Hickey
Title:	Chief Executive Officer & President	Title:	President & Chief Executive Officer

EOC:		EXCOPA:

EXCO OPERATING COMPANY, LP		EXCO PRODUCTION COMPANY (PA), LLC

By:	EXCO Partners OLP GP, LLC, its general partner

By:	/s/ Harold L. Hickey	By:	/s/ Harold L. Hickey
Name:	Harold L. Hickey	Name:	Harold L. Hickey
Title:	Chief Executive Officer & President	Title:	Chief Executive Officer & President

EXCOWV:

EXCO PRODUCTION COMPANY (WV), LLC

		By:	/s/ Harold L. Hickey
		Name:	Harold L. Hickey
		Title:	Chief Executive Officer & President

[Signature Page to Termination and Release Agreement]